Exhibit 99.2(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Shareholders and Board of Trustees of
Taiwan Greater China Fund:

We consent to the use of our report dated February 25, 2009 with respect to the financial statements of the Taiwan Greater China Fund as of December 31, 2008, incorporated herein by reference and to the references to our firm under the captions “FINANCIAL HIGHLIGHTS” and “EXPERTS” in the prospectus.

Boston, Massachusetts
November 10, 2009